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                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of IPL Systems, Inc. on Form S-8 of our reports dated February 21, 1997 (except for Note 14, for which the date is March 7, 1997) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the ability of the Company to continue as a going concern) appearing in the Annual Report on Form 10-K of IPL Systems, Inc. for the year ended December 31, 1996.


Boston, Massachusetts


September 8, 1997